As  filed with the Securities and Exchange Commission on  January
12, 1996.
                                       Registration No. 33- 61891


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

               POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-4
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                        _______________

                 PIKEVILLE NATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)

       Kentucky                   6712                        61-0979818
(State  or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization) Classification Code No.) identification No.)

                      208 North Mayo Trail
                   Pikeville, Kentucky 41501
                         (606) 432-1414
   (Address, including zip code, and telephone number, including  area code, of registrant's principal executive offices)
                        _______________
                                             Copies to:

J.   DAVID  SMITH,  JR.,  ESQ.                  JAMES  A.HUGUENARD, ESQ.
Stoll,  Keenon  & Park,  LLP                    Brown, Todd & Heyburn PLLC
201  East  Main  Street,  Suite  1000           3200 Providian Center
Lexington, Kentucky  40507                      400 West Market Street
(606) 231-3062                                  Louisville, Kentucky 40202
(Name, address, including zip code,             (502) 568-0205
and telephone number, including area code, of agent for service)

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the mergers of (i) United Whitley Corp. with and into Whitley Acquisition Corp. (a wholly-owned subsidiary of Registrant), and
(ii) Williamsburg Interim Bank, Inc. (to be a wholly-owned subsidiary of Registrant) with and into Bank of Williamsburg, all pursuant to the terms of the Agreement and Plan of Reorganization as described in the enclosed Prospectus/Proxy Statement, have been satisfied or waived.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: __

Item 1.   Deregistration of Securities.

     Registration Statement No. 33-61891 of the Registrant, which became effective on August 31, 1995, registered 196,886 shares of Registrant Common Stock. The transactions for which such shares were registered were consummated on November 3, 1995 and, under the formulas for the issuance of Registrant Common Stock which governed such transactions, a total of 172,189 shares of Registrant Common Stock were used to consummate the subject transactions. Accordingly, the Registrant herewith de-registers 24,697 of the shares of Registrant Common Stock registered pursuant to the aforesaid Registration Statement.

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pikeville, Commonwealth of Kentucky, on January 12, 1996.

                                PIKEVILLE NATIONAL CORPORATION



By:                                Terry N. Coleman
                                   Terry N. Coleman, President and Chief
                                   Executive Officer

     Pursuant to the requirements of the Securities Act of 1933,this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                     Date


Terry N. Coleman         President,                    January 12, 1996
Terry N. Coleman         Chief Executive Officer
                         and Director
                         (Principal Executive Officer)

Burlin Coleman           Chairman of the Board and     January 12, 1996
Burlin Coleman           Director

Brandt Mullins           Vice Chairman of the Board
                         and Director
By: Terry N. Coleman                                   January 12, 1996
    Terry N. Coleman
    Attorney-In-Fact


Richard M. Levy          Senior Vice President and     January 12, 1996
Richard M. Levy          Chief Financial Officer
                         (Principal Financial Officer
                         and Principal Accounting
                         Officer)

Charles J. Baird         Director

By: Terry N. Coleman                                   January 12, 1996
    Terry N. Coleman
    Attorney-In-Fact



                         Director
Nick A. Cooley


                         Director
John B. DuPuy


                         Director
William A. Graham, Jr.


Jean R. Hale             Director

By: Terry N. Coleman                                    January 12, 1996
    Terry N. Coleman
    Attorney-In-Fact


Earl Gene Johnson        Director

By: Terry N. Coleman                                    January 12, 1996
        Terry N. Coleman
        Attorney-In-Fact



                         Director
John H. Mays


                         Director
Leonard McCoy



Lucian I. Meade          Director

By: Terry N. Coleman                                    January 12, 1996
    Terry N. Coleman
    Attorney-In-Fact



                         Director
M. Lynn Parrish



Ernest M. Rogers         Director

By: Terry N. Coleman                                    January 12, 1996
    Terry N. Coleman
    Attorney-In-Fact


E. Bruce Walters         Director

By: Terry N. Coleman                                    January 12, 1996
    Terry N. Coleman
    Attorney-In-Fact


                         Director
Porter Welch